Exhibit 99.2

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

HICKS ACQUISITION COMPANY II, INC.

This Proxy Is Solicited On Behalf Of The Board Of Directors

P R O X Y

The undersigned hereby appoints Eric C. Neuman and Curt L. Crofford (together, the “Proxies”), and each of them, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the Special Meeting of Stockholders of Hicks Acquisition Company II, Inc. (the “Company”) to be held on July 12, 2012 at 10:00 a.m. Central Daylight Time and at any adjournments and postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side.)

TO VOTE BY MAIL, PLEASE DETACH HERE

HICKS ACQUISITION COMPANY II, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.

Please mark vote as indicated in this example

1. Vote on Directors

A. Election of Class I Directors

Nominees:

01 Stephen P. Carter

02 Thomas O. Hicks

03 Andrew F. Reardon B. Election of Class II Directors

Nominees:

04 Mark R. Richards

05 Kathi P. Seifert

06 Mark A. Suwyn

C. Election of Class III Directors

Nominees:

07 Terry M. Murphy

08 Christina Weaver Vest

09 George W. Wurtz

FOR ALL

WITHHOLD ALL

FOR ALL EXCEPT

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below

2. Vote on Adoption of Equity Incentive Plan

Approval of adoption of an equity incentive plan for the directors, officers, members, managers, employees, consultants and advisors of the Company and its affiliates as discussed in the definitive proxy statement/prospectus under the heading “The Incentive Plan Proposal.”

3. Vote on Adoption of Purchase Agreements and the Transaction

Approval of adoption of (i) the Equity Purchase Agreement, dated as of May 16, 2012, by and among the Company, HH-HACII, L.P., Appleton Papers Inc. (“Appleton”) and Paperweight Development Corp. (“PDC”), as amended and (ii) the Cross Purchase Agreement, dated as of May 16, 2012, by and between the Company and PDC, and approval of the transactions contemplated by such agreements (collectively, the “Transaction”), pursuant to which, through a series of transactions, Appleton will become a non-wholly-owned subsidiary of the Company.

FOR

AGAINST

ABSTAIN

FOR

AGAINST

ABSTAIN

Election to Exercise Redemption Rights

If you hold shares of common stock of the Company that were issued in the Company’s initial public offering, you may exercise redemption rights and demand that the Company redeem your shares of common stock for an amount in cash equal to your pro rata share of the aggregate amount on deposit in the trust account established by the Company in connection with the Company’s initial public offering (including any amounts representing interest earned on the trust account, less franchise and income taxes payable on such interest and net of interest income of up to approximately $2.25 million on the trust account, which interest income may be released to the Company to fund its working capital requirements), as discussed in more detail in the definitive proxy statement/prospectus under the heading “Special Meetings of HACII Public Warrantholders and HACII Stockholders—Redemption Rights”, by marking the “Exercise Redemption Rights” box.

If eligible, and you choose to exercise your redemption rights, you will effectively be redeeming your shares of common stock of the Company for cash and will no longer own those shares. You will only be entitled to receive cash for those shares if (i) the Transaction is completed and you continue to hold such shares through the effective time thereof and (ii) you deliver your shares to the Company’s transfer agent physically or through the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System in accordance with the delivery requirements discussed in the definitive proxy statement under the heading “Special Meetings of HACII Public Warrantholders and HACII Stockholders—Tendering Stock Certificates in Connection with Redemption Rights.”

4. Vote on Adjournment of Special Meeting of the Stockholders

Approval of an adjournment of the special meeting of Company stockholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve proposals 1, 2, and 3.

EXERCISE REDEMPTION RIGHTS

FOR

AGAINST

ABSTAIN

Date: , 2012

Signature:

Signature (if held jointly):

A vote to abstain will have no effect on proposal 1 and will have the same effect as a vote AGAINST proposals 2, 3 and 4. The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of the nominees named in proposal 1 and FOR proposals 2, 3 and 4. If any other matters properly come before the meeting, the Proxies will vote on such matters in their discretion.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person

IMPORTANT – PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. THANK YOU FOR VOTING.

Proxy – Hicks Acquisition Company II, Inc.

You are cordially invited to attend the Special Meeting of Stockholders to be held on July 12, 2012, at 10:00 a.m. Central Daylight Time, at

the offices of Akin Gump Strauss Hauer & Feld LLP at

1700 Pacific Avenue, 39th Floor, Dallas, Texas 75201